Exhibit 15.1





August 14, 2002




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:


We are aware that our report dated August 14, 2002 on our review of interim financial information of NSTAR (the "Company") for the period ended June 30, 2002 and included in the Company's quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in its Registration Statements on Form S-4 dated May 12, 1999 (File No. 333-78285), Form S-8 dated August 19, 1999 (File No. 333-85559), and Form S-8 dated April 30, 2002 (File No. 333-87272).



Your very truly,


PricewaterhouseCoopers LLP